                                                                    Exhibit 99.5

                     FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

         This First Amendment (this "First Amendment") is dated effective July 1, 2002 by and among Kramont Operating Partnership, L.P., a Delaware limited partnership (the "Company"), Kramont Realty Trust, a Maryland real estate investment trust ("Kramont") and Carl E. Kraus ("Executive").

                                   BACKGROUND

         WHEREAS, the parties hereto entered into an Employment Agreement effective as of March 21, 2002 (herein referred to as "Employment Agreement"), wherein the parties agreed to the terms and conditions of Executive's employment with the Company; and

         WHEREAS, the parties hereto desire to further amend certain of the terms and conditions of the Employment Agreement.

         NOW THEREFORE, in consideration of the mutual promises and covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

         1. All capitalized terms used herein, but not otherwise defined, shall have the meanings ascribed in the Employment Agreement.

         2. Paragraph 4 (a) of the Employment Agreement is hereby amended to show that the Base Salary of Executive is increased to $200,000.00, effective July 1, 2002.

         3. This First Amendment and the Employment Agreement represent the entire understanding between the parties and supercede all other oral or written agreements between the parties. The Employment Agreement, as amended by this First Amendment, is hereby ratified and confirmed and remains in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this First Amendment as of the date and year first above written,

KRAMONT OPERATING PARTNERSHIP, L.P.     KRAMONT REALTY TRUST


By:  /s/ Louis P. Meshon, Sr.           By:  /s/ Louis P. Meshon, Sr.
    ----------------------------            ----------------------------
    Louis P. Meshon, Sr.                    Louis P. Meshon, Sr.
    President                               President



                                        EXECUTIVE:



                                         /s/ Carl E. Kraus
                                        -------------------------
                                        Carl E. Kraus